Exhibit 99.9

Fortune Favors The Prepared: Columbus Y&R at 3 Circle Mary Ann Tighe New York Tri-State Region December 6, 2012

GLOBAL ADVERTISING AGENCY 6,500 EMPLOYEES 186 OFFICES 90 COUNTRIES

285 MADISON AVENUE Y&R takes ONE FLOOR at 285 Madison Avenue

285 MADISON AVENUE 8 DECADES LATER... Y&R occupies entire building 500,000 SF

Space is INEFFICIENT & DATED

WHY HADN’T THEY MOVED? . No debt on owned building. Low operating costs . Limited projected capital costs $20 PSF

BUT TIME WAS TAKING ITS TOLL... . Deferred maintenance . costs Infrastructure looming

...AND TIME WAS RUNNING OUT . NYC Building Code had mandated all office buildings be sprinklered by 2018 . Y&R need to report would implementation plan to City by 2011

Y&R space had FALLEN BEHIND...

CHANGE WAS THE AIR IN Y&R facing: . Growing capital COSTS . Business INTERRUPTION

Developing a long-term space plan RARELY FOLLOWS A STRAIGHT PATH... 3 7 8 6 1. 250 West Street 2. 424 Fifth Avenue 3 T h A 3. 259 Tenth Avenue 4. 229 West 43rd Street 5. 550 Washington Street 6. 28-40 West 23rd Street 7. Hudson Yards 8. 225 Park Avenue South 1

HOW SOON WE FORGET FORGET... 1. 250 West Street

ZEROING IN ON 1107 BROADWAY

350,000 SF . Controlled by estate of Lehman Brothers . Vacant since 2007, when $ Lehman lent 300M to Chetrit/Tessler JV for residential redevelopment . After two-year wrestling match, Lehman estate consolidates ownership

L&L – owner and developer f 200 of Fifth – began looking at 1107 Broadway for office development Y&R saw opportunity to take over the entire building, but the numbers needed to work . Ownership position would provide Y&R the low run rate enjoyed at 285 Madison . But selling office condo to Y&R would provide no future upside for L&L, while all the redevelopment risk would remain

DEAL STRUCTURE • Y&R would buy partial condo, Y&R OWNED Floors 10-16 SUPPLYING EQUITY for L&L to buy the building • lease 165,000 SF Y&R would the remaining space, enabling L&L to get the FINANCING to redevelop Y&R L&L OWNED (LEASED TO Y&R) • would have NEW SPACE with only incremental increase in run rate Floors 2-9 189,000 SF

We’d NEVER even entered the property We had our client’s TRUST & CONFIDENCE

AUCTION SALE Estate’s first asset sale since Lehman’s bankruptcy in 2008 Witkoff Group and Morgan Stanley JV won bid to redevelop as residential

All NO DEAL this work and...

Purchased property for $140M FULLY tenanted at LOW rents

Buys out Archon for $250M

Refinanced through $250M LOAN from Wachovia

400,000 SF vacancy with 2008 expirations . $ti d 60M renovation announced

[LOGO] 2008

Property NOT RENTING & Pro-forma SHOT 2009

In January, loan DEFAULTS & Construction STOPS 2010

Related/Deutsche Bank JV buy loan from special servicer CWCapital Proposed new residential/mixed use development Sister property to Time b Warner Center to be anchored by City’s first Nordstrom

Files suit to FORECLOSE in September Legal BATTLE follows Related

. Moinian finds salvation with SL Green in October . SL Green agrees to pay off outstanding loan and recapitalize building with Moinian Group . Files suit against Related’s foreclosure

. $138M refinancing completed in January . Moinian SETTLES with Related, agreeing to pay $28.5M of the $54M prepayment penalty

Renovation RESTARTED & Leasing and Marketing Program LAUNCHED

. OWNER NEW . REDEVELOPMENT . VACANCY . STILL NO DEAL 2011 Y&R

MOMENT OF OPPORTUNITY . Property VALUE written down . ENGAGED owner . Significant VACANCY

1107 BROADWAY Brainchild for our hybrid lease/commercial condo deal

RECORD- BREAKER FOR PAPER . Purchase and sale agreement . Condo agreement . Lease agreement

6 DIFFERENT COUNSELS CONSTRUCTION Representing Y&R and SL Green/Moinian Group DESIGNERS ENGINEERS

Had to talk Moinian OFF THE 19TH FLOOR Integral to Y&R’S VISION

GETS DEAL DONE. • 340,000 SF • 20-year, 125,000 SF lease closed November 2011 • $143.6M, 215,000 SF condo purchase closed September SL GREEN OWNED (LEASED TO Y&R) 2012, allowing Y&R flexibility to coordinate 1031 exchange with 285 Madison sale and 3 Floors 9,10,18,19 125,000 SF Columbus Circle improvements • Significant efficiencies and qualitative benefits of new space – Y&R OWNED Floors 3-8 215,000 SF with marginal increase in run rate

CLOSED DEAL IN SIX WEEKS . Y&R POISED to do the deal with a workable economic model . CBRE team WELL-VERSED in highly structured redevelopment deal

BACK TO 285 MADISON Property brought to market . Vacant building . Repositioning opportunity

RFR CBRE SELLS to RFR Realty

246 DEALS CBRE has worked 5.6 MILLION FEET WPP with WPP since 2007